                                                                    EXHIBIT 99.4

                 GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                                690 WAGNER AVENUE
                             GREENVILLE, OHIO 45331
                                 (937) 548-4158

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                       To be held on [Meeting Date], 2005

      NOTICE IS HEREBY GIVEN that a special meeting of members of Greenville Federal Savings and Loan Association (the "Association") will be held at _____________________ located at __________________ at _______ ___.m., Eastern
Standard Time, on [Meeting Date], 2005, to consider and vote upon the following:

      (1) a Plan of Reorganization and Stock Issuance Plan, as amended (the "Plan"), pursuant to which the Association will be reorganized and converted from a federally chartered mutual savings and loan association into a federally chartered stock savings bank with a three-tier mutual holding company structure (as a result of which the Association will be a wholly-owned subsidiary of Greenville Federal Financial Corporation, which will become a majority-owned subsidiary of Greenville Federal MHC, a federally chartered mutual holding company), and other transactions provided for in the Plan, including the adoption of a new Federal Stock Charter and Bylaws for the Association; and

      (2) such other business as may properly come before the special meeting or any adjournment thereof. Management is not aware of any other such business.

      The board of directors has fixed [Record Date], 2005, as the record date for the determination of members of the Association entitled to notice of and to vote at the special meeting and at any adjournment thereof. Only those members of the Association of record as of the close of business on the voting record date will be entitled to vote at the special meeting or any postponement or adjournment thereof. The Plan must be approved by the affirmative vote of at least a majority of the number of votes entitled to be cast at the special meeting. If there are not sufficient votes for approval of the Plan at the time of the special meeting, the special meeting may be postponed or adjourned to permit further solicitation of proxies. THE FOLLOWING PROXY STATEMENT AND THE PROSPECTUS INCLUDED WITH THIS MAILING CONTAIN A MORE DETAILED DESCRIPTION OF THE ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC AND THE PROPOSED REORGANIZATION.

      WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY card(s) WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR VOTE WILL BE COUNTED EVEN IF YOU ARE UNABLE TO ATTEND. FOR INFORMATION ON HOW TO REVOKE A PREVIOUSLY GRANTED PROXY, SEE "REVOCABILITY OF PROXIES" IN THE ATTACHED PROXY STATEMENT.

                                     By Order of the Board of Directors

                                     David M. Kepler
                                     President and Chief Executive Officer
Cincinnati, Ohio
[____________], 2005

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN BY SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. YOUR VOTE IS VERY IMPORTANT.

                 GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                                690 WAGNER AVENUE
                             GREENVILLE, OHIO 45331
                                 (937) 548-4158

                                 PROXY STATEMENT
                                     FOR THE
                  SPECIAL MEETING OF MEMBERS OF THE ASSOCIATION
                       TO BE HELD ON [MEETING DATE], 2005

PURPOSE OF THE SPECIAL MEETING AND SUMMARY OF TRANSACTION

      This document, together with the prospectus of Greenville Federal Financial Corporation included in this mailing, constitutes the proxy statement and is being furnished to eligible members of Greenville Federal Savings and Loan Association (the "Association") in connection with the solicitation by the board of directors of proxies to be voted at the special meeting of members of the Association to be held on [Meeting Date], 2005, at ________________ located at _________________, Greenville, Ohio, at __:___,m. Eastern Standard Time, and at any postponement or adjournment thereof. The special meeting is being held for the purpose of considering and voting upon the Plan of Reorganization and Stock Issuance Plan, as amended (the "Plan"), and the transactions contemplated by and provided for in the Plan.

      The board of directors of the Association has unanimously adopted the Plan. The Office of Thrift Supervision also has approved the Plan, subject to its approval by the Association's members at the special meeting and the satisfaction of certain other conditions. Approval by the Office of Thrift Supervision does not constitute a recommendation or endorsement of the Plan by the Office of Thrift Supervision.

      Under the Plan, the Association will reorganize into the federal mutual holding company structure as a wholly-owned subsidiary of Greenville Federal Financial Corporation, which will become a majority-owned subsidiary of Greenville Federal MHC. Following receipt of all required regulatory approvals, the approval of the members of the Association entitled to vote on the Plan, and the satisfaction of all other conditions precedent to the reorganization, the Association will consummate the reorganization. After completion of the reorganization, the Association in its stock form will continue to conduct its business and operations from the same offices with the same personnel as the Association conducted prior to the reorganization. The reorganization will not affect the balances, interest rates or other terms of the Association's loans or deposit accounts, and the deposit accounts will continue to be issued by the Federal Deposit Insurance Corporation to the same extent as they were prior to the reorganization.

      Pursuant to the Plan, the reorganization will be effected as follows or in any other manner that is consistent with applicable federal law and regulations and the intent of the Plan:

      (1) the Association will organize an interim stock savings bank as a wholly owned subsidiary ("Interim One");

      (2) Interim One will organize an interim stock savings bank as a wholly owned subsidiary ("Interim Two");

      (3) Interim One will organize Greenville Federal Financial Corporation as a wholly-owned subsidiary;

      (4) the Association will exchange its charter for a federal stock savings bank charter, and Interim One will cancel all of its stock and exchange its charter for a federal mutual holding company charter to become Greenville Federal MHC;

      (5) simultaneously with step (4), Interim Two will merge with and into the Association with the Association as the resulting institution;

      (6) all of the equity interests of the Association initially issued in step (4) will be transferred to Greenville Federal MHC in exchange for membership interests in Greenville Federal MHC;

      (7) Greenville Federal MHC will contribute the capital stock of the Association to Greenville Federal Financial Corporation and the Association will become a wholly owned subsidiary of Greenville Federal Financial Corporation; and

      (8) contemporaneously with the reorganization, Greenville Federal Financial Corporation will sell a minority interest ("Minority Interest") in shares of its common stock to certain depositors and others pursuant to the Plan.

      Greenville Federal Financial Corporation expects to receive the approval of the Office of Thrift Supervision to become a savings and loan holding company and to own all of the common stock of the Association. Greenville Federal Financial Corporation intends to contribute 50% of the net proceeds of the offering of common stock to the Association. The reorganization will be effected only upon completion of the sale of all of the shares of common stock to be issued pursuant to the Plan.

      Under the Plan, nontransferable rights to subscribe for the shares of common stock have been granted to the following persons in order of descending priority, subject to the limitations described herein:

      - depositors of the Association with account balances of $50.00 or more as of the close of business on March 31, 2004 ("Eligible Account Holders");

      - the tax-qualified employee plans of the Association and Greenville Federal Financial Corporation;

      - depositors of the Association with account balances of $50.00 or more as of the close of business on _________, 2005 ("Supplemental Eligible Account Holders");

      - depositors and certain borrowers of the Association as of the close of business on [Record Date], 2005 ("Other Members"); and

      -     officers, directors and employees of the Association.

      In the event that there are any shares of common stock that are not sold in the subscription offering, Greenville Federal Financial Corporation anticipates that it will offer any such shares of common stock in a direct community offering. If necessary, any shares of common stock of Greenville Federal Financial Corporation not subscribed for in the subscription offering or purchased in the direct community offering will be offered to members of the general public in a public offering. (The subscription offering, direct community offering and the public offering are referred to collectively as the "Offerings").

      Voting in favor of the Plan will not obligate any person to purchase any common stock of Greenville Federal Financial Corporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

      The board of directors has fixed [Record Date], 2005, as the record date for the determination of members entitled to notice of and to vote at the special meeting and at any postponement or adjournment thereof. The Plan must be approved by the affirmative vote of at least a majority of the number of votes entitled to be cast at the special meeting. If there are not sufficient votes for approval of the Plan at the time of the special meeting, the special meeting may be adjourned to permit further solicitation of proxies.

      At the special meeting, each depositor member as of the voting record date will be entitled to cast one vote per $100, or fraction thereof, of the aggregate withdrawal value of all of such member's deposit accounts in the Association as of the voting record date. Each borrower who had a loan from the Association outstanding on March 20, 1986, and who continued to have one or more of such loans outstanding on [Record Date], 2005, shall be entitled to cast one vote per person. No member may cast more than 1,000 votes at the special meeting. In general, accounts held in different ownership capacities will be treated as separate accounts for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each person also holds a separate account for $100,000 in their own name, each person would be entitled to 1,000 votes for his or her separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. The Association's records indicate that as of the voting record date, there were approximately [______________] members entitled to cast a total of [_____________] votes at the special meeting.

      Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the governing document or applicable law. In the case of IRA and tax-qualified plan accounts established at the Association, the beneficiary may direct the trustee's vote on the Plan by returning a completed proxy card to the Association. If no proxy card is returned, the Association as trustee will not vote on the adoption of the Plan on behalf of such beneficiary.

PROXIES

      The Association's members as of the voting record date may vote at the special meeting or at any postponement or adjournment thereof in person or by proxy. Enclosed is a proxy card which may be used by any member to vote on the Plan. All properly executed proxies received by the Association will be voted in accordance with the instructions indicated thereon by the member giving such proxies. If no instructions are given, executed proxies will be voted "FOR" adoption of the Plan.

REVOCABILITY OF PROXIES

      A proxy may be revoked at any time before it is voted by: (1) filing a written revocation of the proxy with the Secretary of the Association; (2) submitting another duly executed proxy bearing a later date; or (3) attending and voting in person at the special meeting or any postponement or adjournment thereof. The presence of a member at the special meeting shall not revoke a proxy unless a written revocation is filed with the Secretary of the Association prior to the voting of such proxy. The proxies being solicited by the board of directors of the Association are only for use at the special meeting and at any adjournment thereof and will not be used for any other meeting.

SOLICITATION OF PROXIES AND TABULATION OF THE VOTE

      To the extent necessary to permit approval of the Plan, proxies may be solicited by officers, directors or employees of the Association, by telephone or through other forms of communication and, if necessary, the special meeting may be adjourned to a later date to allow for the solicitation of additional proxies. Such persons will be reimbursed by the Association for their reasonable out-of-pocket expenses incurred in connection with such solicitation. Greenville Federal Financial Corporation has retained Keefe, Bruyette & Woods, Inc., to provide proxy solicitation and vote tabulation services, to act as inspector of election and to provide financial and marketing advisory services for the Offerings, for an aggregate fee equal to 1.35% of the dollar value of the common stock sold in the Offerings. See "OUR REORGANIZATION AND STOCK OFFERING -- Marketing arrangements" in the prospectus. The Association will bear all costs associated with proxy solicitation and vote tabulation.

REASONS FOR REORGANIZATION

      Our primary reasons for the reorganization are:

      1. to structure our business in a form that will enable us to access capital markets;

      2.    to support future lending and operational growth;

      3. to enhance our ability to attract and retain qualified directors and management through stock-based compensation plans; and

      4. to support future branching activities and the acquisition of other financial institutions or financial services companies or their assets.

      See "OUR REORGANIZATION AND STOCK OFFERING -- Our reasons for the reorganization" and " -- Effects of the reorganization" in the prospectus for a discussion of the basis upon which the board of directors determined to undertake the proposed reorganization. As more fully discussed in those sections and in other sections of the prospectus, the board of directors believes that the Plan is in the best interest of the Association, its members and the communities it serves.

EFFECTS OF THE REORGANIZATION ON DEPOSITORS AND BORROWERS

      After the reorganization, the Association will continue to conduct its business and operations from the same offices with the same personnel as prior to the reorganization. The reorganization will not affect the balances, interest rates or other terms of the Association's loans or deposit accounts, and the deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation.

      Currently, depositors of the Association have voting rights in the Association, including the right to elect the directors of the Association. After the reorganization is completed, voting rights with respect to the Association will be vested exclusively in Greenville Federal Financial Corporation and its stockholders. Greenville Federal MHC will have voting control over matters submitted to the stockholders of Greenville Federal Financial Corporation as it will own more than 50% of the outstanding shares of Greenville Federal Financial Corporation. Greenville Federal MHC will have no stockholders. Depositors of the Association and certain borrowers of the Association who have had loans outstanding since ___________, 1986, will have voting rights with respect to Greenville Federal MHC, including the power to elect directors. The directors of the Association may request that depositors of the Association grant them proxies enabling the directors to cast the depositors' votes.

      See "OUR REORGANIZATION AND STOCK OFFERING" in the prospectus for a more detailed discussion of the effects of the reorganization on depositors and borrowers of the Association.

TAX EFFECTS OF THE REORGANIZATION

      The Association has received an opinion from its counsel, Vorys, Sater, Seymour and Please LLP, that the reorganization and the Offerings will not be taxable transactions for federal income tax purposes to depositors of the Association, Greenville Federal MHC, Greenville Federal Financial Corporation, the Association, persons who receive or exercise subscription rights or persons purchasing Greenville Federal Financial Corporation stock in the Offerings. See "OUR REORGANIZATION AND STOCK OFFERING - Tax effects of our corporate change and stock offering" in the prospectus for a detailed explanation of the tax effects of the reorganization.

DIRECTORS AND EXECUTIVE OFFICERS AND COMPENSATION

   See "MANAGEMENT" in the prospectus for a discussion of the directors and executive officers of the Association and their compensation.

BUSINESS OF THE ASSOCIATION

   See "BUSINESS OF GREENVILLE FEDERAL," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "SUPERVISION AND REGULATION," "TAXATION," and "SELECTED FINANCIAL AND OTHER DATA" in the prospectus for a discussion of the business of the Association.

DESCRIPTION OF THE PLAN OF REORGANIZATION AND STOCK ISSUANCE PLAN

      The Office of Thrift Supervision has approved the Plan, subject to member approval of the Plan and certain other conditions. Office of Thrift Supervision approval does not mean that the Office of Thrift Supervision recommends or endorses the Plan. See "OUR REORGANIZATION AND STOCK OFFERING" and "HOW WE INTEND TO USE THE PROCEEDS" in the prospectus for a description of the Plan.

DESCRIPTION OF GREENVILLE FEDERAL FINANCIAL CORPORATION STOCK

      See "DESCRIPTION OF CAPITAL STOCK OF GREENVILLE FEDERAL FINANCIAL CORPORATION" and "MARKET FOR THE COMMON STOCK" in the prospectus for a description of the common stock to be offered. We will use our best efforts to encourage and assist professional market makers to establish and maintain a market for our shares.

CAPITALIZATION

      See "CAPITALIZATION" in the prospectus for a description of the capitalization of the Association and the pro forma capitalization of Greenville Federal Financial Corporation.

USE OF NEW CAPITAL

      See "HOW WE INTEND TO USE THE PROCEEDS" in the prospectus for a discussion of how we intend to use the net proceeds from the sale of the Greenville Federal Financial Corporation common stock in the Offerings.

NEW CHARTERS AND BYLAWS

      In approving the plan of reorganization, members will also be approving the proposed charters and bylaws for the Association, Greenville Federal Financial Corporation and Greenville Federal MHC. See "OUR REORGANIZATION AND STOCK OFFERING" in the prospectus for a discussion of the material terms of those documents.

FINANCIAL STATEMENTS

      See "FINANCIAL STATEMENTS" in the prospectus.

CONSENTS OF EXPERTS AND REPORTS

      See "EXPERTS" and "FINANCIAL STATEMENTS" in the prospectus for a description of the consents of experts mentioned in the prospectus.

REVIEW OF OFFICE OF THRIFT SUPERVISION ACTION

      Any person aggrieved by a final action of the Office of Thrift Supervision which approves, with or without conditions, or disapproves a plan of reorganization may obtain review of such action by filing a written petition requesting that the final action of the Office of Thrift Supervision be modified, terminated or set aside. The petition may be filed in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia. The petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R Section 563b.205, whichever is later. The clerk of the court transmits a copy of the petition to the Office of Thrift Supervision, and thereupon the Office of Thrift Supervision files in the court its record in the proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition and the filing of the record, the court has exclusive jurisdiction to affirm, modify, terminate, or set aside, in whole or in part, the final action of the Office of Thrift Supervision review of such proceedings, as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that the decision is subject to review by the United States Supreme Court upon certiorari, as provided in
Section 1254 of Title 28 of the United States Code.

ADDITIONAL INFORMATION

      Greenville Federal Financial Corporation will register its capital stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister the stock for at least three years after completion of the reorganization.

      A copy of the Plan, Greenville Federal Financial Corporation's proposed Federal Stock Charter and Bylaws, the Association's proposed Federal Stock Charter and Bylaws, and Greenville Federal MHC's proposed Charter and Bylaws are available without charge from the Association. Requests for copies of any such documents should be directed to: the Corporate Secretary, Greenville Federal Savings and Loan Association, 690 Wagner Avenue, Greenville, Ohio 45331. In order to ensure timely delivery of the documents in advance of the special meeting, you should make sure we receive your request no later than _________, 2005.

      THE PROSPECTUS INCLUDED WITH THIS MAILING IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT THE ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC AND THE REORGANIZATION AND STOCK ISSUANCE, INCLUDING THE RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS TO SUBSCRIBE FOR SHARES OF GREENVILLE FEDERAL FINANCIAL CORPORATION COMMON STOCK. MEMBERS AS OF THE VOTING RECORD DATE ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.

                 GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                                 REVOCABLE PROXY
                         FOR SPECIAL MEETING OF MEMBERS
                       TO BE HELD ON [MEETING DATE], 2005

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION FOR USE ONLY AT THE SPECIAL MEETING OF MEMBERS TO BE HELD ON [MEETING DATE], 2005, AND ANY ADJOURNMENT THEREOF.

      The undersigned, being a member of Greenville Federal Savings and Loan Association (the "Association"), hereby authorizes the board of directors of the Association or any of their successors, as proxy, with full powers of substitution, to represent the undersigned at the special meeting of members of the Association to be held at _____________________, Greenville, Ohio, at ___:___ ___.m., Eastern _______________ Time, and at any adjournment of the meeting, to cast all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

      (1) To vote "FOR" or "AGAINST" a Plan of Reorganization and Stock Issuance Plan, as amended (the "Plan"), pursuant to which the Association will be reorganized and converted from a federally chartered mutual savings and loan association into a federally chartered stock savings bank with a three-tier mutual holding company structure, whereby the Association will be a wholly-owned subsidiary of Greenville Federal Financial Corporation, which will become a majority-owned subsidiary of Greenville Federal MHC, a federally chartered mutual holding company, and other transactions provided for in the Plan, including the adoption of a new Federal Stock Charter and Bylaws for the Association.

                    [ ] FOR                  [ ] AGAINST

      (2) To vote, in its discretion, upon such other business as may properly come before the special meeting or any adjournment thereof. Management is not aware of any other such business.

      This proxy, if executed, will be voted as directed above. If no boxes are marked above, this proxy will be voted "FOR" adoption of the Plan. Please date and sign this proxy on the reverse side and return it in the enclosed postage-paid envelope.

(Continued and to be signed on the other side)

      Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Association either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting.

      The undersigned hereby acknowledges receipt, prior to the signing of this proxy, of a Notice of Special Meeting of the Members of Greenville Federal Savings and Loan Association called for the [___] day of [____________], 2005, together with a proxy statement for the special meeting and a prospectus relating to the Plan of Reorganization and Stock Issuance Plan to be voted upon at the special meeting.

                                      Date: ____________________, 2005


                                      ______________________________________
                                                      Signature


                                      ______________________________________
                                                      Signature

                                      Note: Please sign exactly as your name
                                      appears on this proxy. Only one signature is required in the case of joint account. When signing in a representative capacity, please give title.